UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2022

PEOPLES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi (State or Other Jurisdiction of Incorporation)
001-12103 (Commission File Number)	64-0709834 (IRS Employer Identification No.)
152 Lameuse Street Biloxi, MS (Address of Principal Executive Offices)	39530 (Zip Code)
(228) 435-5511 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	PFBX	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 amends the Registrant’s Current Report on Form 8-K filed on April 25, 2022 (the “Original Form 8-K”) solely to provide the correct reference to ASC 323, Investments – Equity Method and Joint Ventures. The Original Form 8-K inadvertently incorrectly referred to ASC 320, Investments – Debt and Equity Securities. No other changes have been made to the Original Form 8-K.

Item 8.01 Other Events

Background

Peoples Financial Corporation (the “Company,” “our,” or “we”) has commenced an evaluation of its accounting policy (the “Review”) related to the application of accounting principles generally accepted in the United States of America (“GAAP”) to a limited partnership investment (the “Investment”) in a Low Income Housing Tax Credit entity (the “LIHTC Entity”) that is held by the Company separate from its investment in its wholly owned bank subsidiary, The Peoples Bank, Biloxi, Mississippi. The need for this Review was identified by the Company due to the receipt of an indication of value from the general partner managing the LIHTC Entity and after consulting with Novogradac & Company, LLP, an expert in accounting for similar investments.

The Review is to determine the treatment of the Investment under GAAP according to ASC 323, Equity Method and Joint Ventures.  While the analysis has not been completed, the effect of this Review may result in non-cash changes in the historical GAAP accounting results of the Company that are not expected to affect the Company’s previously announced cash flows, dividends, or employee compensation for any period.  It is also expected that the impact of any changes in the historical GAAP accounting results, if required, would largely affect annual and quarterly reports ending December 31, 2018, or earlier.  The Review has been authorized by the Board of Directors and will be conducted by senior management under the supervision of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).  As a result of the developments related to the Investment, the Board of Directors of the Company has decided to allow sufficient time for completion of the Review prior to any decision by the Audit Committee on the matter.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, quantitative effects, the effectiveness of our disclosure controls and procedures, material weaknesses in internal control over financial reporting and the filing of the Company’s Securities and Exchange Commission reports, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the Review or the preparation of our consolidated financial statements and that our internal control over financial reporting may be inadequate or have weaknesses of which we are not currently aware or which have not been detected. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2022

PEOPLES FINANCIAL CORPORATION

By:    /s/ Chevis C. Swetman
             Chevis C. Swetman
             Chairman, President and CEO